UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018
REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2018, the Board of Directors ("Board") of Regions Financial Corporation ("Regions" or the "Company") appointed Timothy Vines and John M. Turner, Jr. to Regions' Board, effective July 2, 2018. The appointment of Messrs. Vines and Turner increases the size of Regions' Board to fifteen (15) members. There are no arrangements or understandings with other persons pursuant to which Mr. Vines nor Mr. Turner were selected as Directors.

Mr. Vines (52) is the President and Chief Executive Officer of Blue Cross and Blue Shield of Alabama ("BCBSAL"), an independent licensee of the Blue Cross and Blue Shield Association and the largest provider of healthcare benefits in Alabama. He has worked at BCBSAL for more than 23 years and previously served as chief operating officer, chief administrative officer, as well as in other leadership roles. Mr. Vines holds a degree in finance from Auburn University.

Mr. Turner (56) was named President of Regions Financial Corporation and Regions Bank in December 2017. In late April 2018, Regions announced he would become Chief Executive Officer and a member of its Boards of Directors as of July 2, 2018, when Chairman and Chief Executive Officer Grayson Hall transitions to Executive Chairman of the Board and of Regions. Mr. Turner joined Regions in 2011 as Regional President of the South Region and was named head of Regions' Corporate Banking Group in 2014. Before joining Regions, he was President and a member of the Board of Directors at Whitney National Bank and Whitney Holding Company. He joined Whitney in 1994 as its Alabama regional president after nine years at AmSouth Bank.

At its meeting on June 19, 2018, the Compensation and Human Resources Committee of the Company's Board of Directors (the "CHR Committee") determined the base salary and target annual cash incentive award that Mr. Turner will receive in his new role. As of July 2, 2018, Mr. Turner is receiving an increase in his base salary to an annualized amount of $950,000, and he will be eligible to receive an annual cash incentive award with a target value of 160% of his base salary. Mr. Turner received an annual long-term incentive award, valued at $1.75 million as of the grant date of April 2, 2018, with the award allocated equally among restricted stock units, performance stock units and performance cash units. The CHR Committee anticipates that the award granted to Mr. Turner in 2019 as CEO will have an estimated value of $4.375 million. Also, Mr. Turner entered into a new change-in-control agreement with the Company, entitling him to three times multiple of pay upon termination without "cause" or for "good reason" during the two-year period following a change-in-control. If his employment is terminated for "cause" or due to death, disability, or resignation other than for "good reason," payments would be limited to accrued compensation and benefits. Additional information about Regions' executive compensation program can be found in its 2018 Proxy Statement. Mr. Turner will be eligible to use Company aircraft for personal trips for up to $100,000 in accordance with the Company's existing aircraft policy, as described in Part IV of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. There were no other changes to Mr. Turner's employment arrangement relating to his new role. The CHR Committee affirmed that Mr. Hall's compensation and other benefit arrangements will continue with no changes in connection with his appointment as Executive Chairman.

Mr. Vines was awarded restricted stock under the Regions Financial Corporation 2015 Long Term Incentive Plan, as of July 2, 2018, in an amount equal to $100,000, which is the prorated amount of the annual equity retainer paid pursuant to Regions' compensation program for Directors that applies uniformly to all non-employee Directors. The restricted stock is subject to a continued service requirement, and the restrictions lapse on the date of the 2019 Annual Meeting of Stockholders, or earlier in the case of death or disability or upon termination without cause following a change of control of Regions.

Regions and BCBSAL have arms-length business relationships; each provides products and services to the other in the ordinary course of business. Regions' medical and dental benefit plans offered to associates are administered by BCBSAL. The plans are self-insured and Regions reimburses BCBSAL for claims, which reimbursements are not included in BCBSAL's revenues. Regions pays approximately $8.6 million annually in administration fees. BCBSAL conducts normal and customary banking business with Regions, including a line of credit, outstanding loans, monthly deposits, trust and custodial services. Regions Bank receives fees on these accounts and services from BCBSAL. These relationships commenced before Mr. Vines was appointed to Regions' Board and are expected to continue. Mr. Vines does not have a direct or indirect material interest in the transactions arising out of the business relationships between Regions and BCBSAL, and Mr. Vines has no material relationships with Regions that would impair his exercise of independent judgment as a Director.

Mr. Vines and certain of his related persons and their affiliates, and Mr. Turner and certain of his related persons and their affiliates, have engaged in lending and other ordinary banking transactions with Regions' subsidiaries. All loans and loan commitments and any transactions involving other financial products and services relating to these transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

Messrs. Vines and Turner were also appointed as Directors of Regions Bank, a wholly-owned subsidiary of Regions. Mr. Vines will serve on the Audit Committee and the Compensation and Human Resources Committee of Regions' Boards of Directors.

ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Index

Exhibit No.    Exhibit
99.1        Press Release dated June 19, 2018
99.2        Form of Aircraft Time Sharing Agreement
99.3        Form of Change-in-Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: June 19, 2018